As Filed With the Securities and Exchange Commission on September 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHITESTONE REIT
(Exact name of registrant as specified in its Charter)

Maryland	76-0594970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500 Houston, Texas 77063
(Address of Principal Executive Offices)

WHITESTONE REIT 2008 LONG-TERM EQUITY INCENTIVE OWNERSHIP PLAN
(Full title of the plan)

James C. Mastandrea Chairman and Chief Executive Officer 2600 South Gessner, Suite 500 Houston, Texas 77063
(Name and Address of agent for service)

(713) 827-9595
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                                                                       Accelerated filer ☒
Non-accelerated filer ☐                                                                                         Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common shares of beneficial interest, $0.001 par value	1,818,415 shares	$14.53	$26,421,570	$3,604

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional common shares of beneficial interest, $0.001 par value (the “Common Shares”), which may become issuable pursuant to the Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan as the result of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based on the average of the high and low sales prices reported for the Registrant's Common Shares on the New York Stock Exchange on September 11, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,818,415 common shares of beneficial interest, par value $0.001 per share (“Common Shares”), of Whitestone REIT (the “Registrant”) reserved for issuance pursuant to the Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (the “Plan”). The prior registration statement on Form S-8 (Registration No. 333-156512, referred to as the “Prior Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2008, is currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

The additional Common Shares registered herein have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the maximum aggregate number of Common Shares that may be issued under the Plan will be increased upon each issuance of Common Shares by the Registrant so that at any time the maximum number of Common Shares that may be issued under the Plan shall equal 12.5% of the aggregated number of Common Shares and units of Whitestone REIT Operating Partnership, L.P., issued and outstanding

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)    The Registrant's Annual Report on Form 10-K for the year ended December 31, 2012;

(2)    The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

(3)    The Registrant's Current Reports on Form 8-K or 8-K/A, as applicable, filed on September 25 and December 3, 2012, and February 8, March 20, May 22 (one with respect to Item 5.02 and one with respect to Item 5.07), June 19, July 5, and August 14, 2013; and

(4)    The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A filed on June 25, 2012, including any amendment or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, or other information furnished to the SEC, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8.	Exhibits.

4.1
Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (previously filed and incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2008).

4.2
First Amendment to Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (previously filed and incorporated by reference to Exhibit 10.33 to the Registrant's Annual Report on Form 10-K, filed on March 1, 2011).

5.1	Opinion of Venable LLP, as to the legality of securities registered.

23.1	Consent of Pannell Kerr Forster of Texas, P.C., Independent Registered Public Accounting Firm.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of September, 2013.

WHITESTONE REIT

By:	/s/ James C. Mastandrea
James C. Mastandrea
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints James C. Mastandrea and David K. Holeman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Mastandrea	Chief Executive Officer and Chairman	September 13, 2013
James C. Mastandrea	(Principal Executive Officer)

/s/ David K. Holeman	Chief Financial Officer	September 13, 2013
David K. Holeman	(Principal Financial and Accounting Officer)

/s/ Daryl J. Carter	Trustee	September 13, 2013
Daryl J. Carter

/s/ Donald F. Keating	Trustee	September 13, 2013
Donald F. Keating

/s/ Paul T. Lambert	Trustee	September 13, 2013
Paul T. Lambert

/s/ Jack L. Mahaffey	Trustee	September 13, 2013
Jack L. Mahaffey

EXHIBIT INDEX

Exhibit No.	Description

4.1
Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (previously filed and incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2008).

4.2
First Amendment to Whitestone REIT 2008 Long-Term Equity Incentive Ownership Plan (previously filed and incorporated by reference to Exhibit 10.33 to the Registrant's Annual Report on Form 10-K, filed on March 1, 2011).

5.1	Opinion of Venable LLP, as to the legality of securities registered.

23.1	Consent of Pannell Kerr Forster of Texas, P.C., Independent Registered Public Accounting Firm.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).